UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

May 28, 2022

Date of Report (date of earliest event reported)

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard	Jacksonville	Florida	32207
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 904-357-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2022, the Board of Directors (the “Board”) of Rayonier Advanced Materials Inc. (the “Company”) appointed De Lyle W. Bloomquist as President and Chief Executive Officer of the Company. Mr. Bloomquist succeeds Vito J. Consiglio, who stepped down as President and Chief Executive Officer of the Company with the mutual agreement of the Board on the same day. In connection with Mr. Bloomquist’s appointment, Mr. Bloomquist stepped down as Non-Executive Chair of the Board but will remain a director of the Company, and Mr. Consiglio resigned from the Board. The Board named Lisa M. Palumbo as Non-Executive Chair of the Board.

Mr. Bloomquist, age 63, has served on the Board since 2014 and was named Non-Executive Chair of the Board in May 2020. Mr. Bloomquist most recently was a partner at Windrunner Management Advisors LLC, a management advisory services business, and served as President, Global Chemical Business of Tata Chemicals Limited, and President, CEO and Director of Tata Chemicals North America Inc., from 2009 to 2015. From 2004 to 2009, Mr. Bloomquist served as President and CEO of General Chemical Industrial Products, which was acquired by Tata Chemicals in 2008. Mr. Bloomquist currently serves on the Board of Directors of GCM Mining Inc. He serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University. Mr. Bloomquist is a graduate of Brigham Young University and holds an MBA from Carnegie Mellon University.

Mr. Bloomquist is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationship with any other executive officer or Board member.

On May 28, 2022, in connection with Mr. Bloomquist’s appointment as President and Chief Executive Officer, the Company entered into a letter agreement with Mr. Bloomquist (the “Bloomquist Letter Agreement”) setting forth the terms of his employment and compensation while serving as President and Chief Executive Officer.

Pursuant to the Bloomquist Letter Agreement, Mr. Bloomquist will receive an initial annual base salary of $1,000,000, subject to annual review by the Compensation and Management Development Committee of the Board (the “Compensation Committee”). Mr. Bloomquist will be eligible to participate in the Company’s annual cash incentive program, with a target bonus of 100% of his annual base salary and a payout potential of 0 to 200% of target depending on achievement of performance metrics as determined by the Compensation Committee, with the annual cash incentive for 2022 to be prorated based on his period of service as an executive.

Mr. Bloomquist will also be eligible for annual equity grants under the Company’s long-term incentive program. The value of Mr. Bloomquist’s equity grant for the 2022 long-term incentive program grant cycle will be $2,500,000, with such awards to have the same terms, and conditions, including with respect to vesting, and be based on the same per share valuation, that applied to the 2022 long-term incentive awards granted to the other named executive officers of RYAM on March 1, 2022 (and, in the case of the remaining portion of the 2022 performance share and cash awards, to be granted in July 2022).

Mr. Bloomquist will be eligible to participate in the Company’s benefit plans and programs. He will participate in the Company’s Non-Change in Control Executive Severance Plan and will also be designated as a Tier I participant in the Company’s Change in Control Executive Severance Plan. Mr. Bloomquist will also be eligible to participate in the executive perquisites program which currently provides for an executive physical as well as financial planning reimbursement of up to $25,000 annually.

Mr. Bloomquist’s employment and the grant of the 2022 long-term incentive awards are contingent upon his agreement to various restrictive covenants, including a non-competition covenant. Mr. Bloomquist’s compensation is also subject to any clawback policy of the Company, as may be in effect from time to time.

While serving as President and Chief Executive Officer, Mr. Bloomquist will not be entitled to regular annual director compensation, though he will continue to vest in equity awards and other contractual entitlements granted to him or existing prior to May 28, 2022. The foregoing summary is qualified in its entirety by reference to the Bloomquist Letter Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

In connection with his cessation of service with the Company, Mr. Consiglio will be eligible to receive the payments and benefits applicable upon a termination without cause under the Company’s Non-Change in Control Executive Severance Plan, subject to the terms of the plan (with the six month service requirement for purposes of the prorated bonus for the year of termination deemed satisfied), in addition to any unpaid amounts and benefits accrued through his last date of service. As required by the terms of the Non-Change in Control Executive Severance Plan, Mr. Consiglio entered into a customary separation agreement, which includes a release of claims.

Item 8.01.	Other Events.

On May 31, 2022, the Company issued a press release related to the matters described above in Item 5.02. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Letter Agreement, dated May 28, 2022 between Rayonier Advanced Materials Inc. and De Lyle W. Bloomquist.

99.1	Press Release, dated as of May 31, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2022	RAYONIER ADVANCED MATERIALS INC.

	By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Vice President, General Counsel and Corporate Secretary